Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-109187, 333-112145 and 333-122420), S-8 (No.
333-51468), and F-3 (No. 333-101502), of Workstream Inc. of our report dated August 15, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Ottawa, Canada
August 15, 2005